UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021

Athira Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39503	45-3368487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18706 North Creek Parkway, Suite 104

Bothell, WA 98011

(Address of principal executive offices, including zip code)

(425) 620-8501

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ATHA	The Nasdaq Stock Market LLC
(The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act). ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2021, the Board of Directors (the “Board”) of Athira Pharma, Inc. (the “Company”) determined to place Leen Kawas, Ph.D., President and Chief Executive Officer of the Company, on temporary paid leave pending a review of actions stemming from doctoral research Dr. Kawas conducted while at Washington State University. The Board has formed an independent special committee to undertake this review. Dr. Kawas continues to serve as a member of the Board.

On the same day, the Board determined that during Dr. Kawas’s leave and effective immediately, Mark Litton, Ph.D., MBA, the Company’s Chief Operating Officer, would continue in that role but would also assume the day-to-day responsibilities of president and chief executive officer. Dr. Litton, 53, has served as the Company’s Chief Operating Officer since July 2019. Prior to joining the Company, Dr. Litton served as the president and chief operating officer of Alpine Immune Sciences, Inc., a publicly traded biotechnology company, from August 2018 to April 2019. Dr. Litton served as the chief business officer, treasurer, and secretary from 2004 to 2018 of Alder BioPharmaceuticals, Inc., a publicly traded biopharmaceutical company co-founded by Dr. Litton in 2004, which was acquired by Lundbeck A/S in October 2019. From 1999 to 2004, Dr. Litton served as vice president of business development for Celltech Group, where he was responsible for securing, commercializing, and partnering on numerous novel discoveries and therapeutic programs. In 1999, Dr. Litton joined Celltech Group as an employee of Chiroscience Group plc and was later promoted to vice president of business development after Chiroscience’s merger with Celltech Group in 1999. From 1997 to 1999, Dr. Litton served as the manager of business development for Ribozyme Pharmaceuticals Inc. (now Sirna Therapeutics, Inc.), a biopharmaceutical company and wholly owned subsidiary of Alnylam Pharmaceuticals, Inc., where he helped form relationships with Eli Lilly and Company, Roche Bioscience and GlaxoWellcome plc (now GlaxoSmithKline plc) a biopharmaceutical company. From 1991 to 1994, Dr. Litton served as a research associate for DNAX Research Institute, a research facility of Schering-Plough (now Merck & Co., a publicly traded pharmaceutical company). Dr. Litton earned a Ph.D. in immunology from Stockholm University in 1997, an M.B.A. from Santa Clara University in 1994 and a B.S. in biochemistry from the University of California Santa Cruz in 1990.

There are no arrangements or understandings between Dr. Litton and any other person related to Dr. Litton’s assumption of the day-to-day responsibilities of president and chief executive officer. There is no family relationship between Dr. Litton and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Dr. Litton that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934. Dr. Litton will continue to be compensated pursuant to the terms of his existing employment arrangements, as described below.

Employment Letter

In September 2020, the Company entered into a confirmatory employment letter with Dr. Litton. The confirmatory employment letter was filed as Exhibit 10.15 to the Company’s Form S-1/A filed on September 9, 2021. The confirmatory employment letter has no specific term and provides that Dr. Litton is an at-will employee and supersedes all prior employment agreements between Dr. Litton and the Company. The confirmatory employment letter provides for an annual base salary of $430,000 and an annual target cash incentive payment pursuant to the Company’s Executive Incentive Compensation Plan described below. For 2021, Dr. Litton’s target bonus opportunity is equal to 40% of his annual base salary. Dr. Litton is eligible for such incentive award under the Company’s Executive Incentive Compensation Plan, which plan allows the Company to grant incentive awards, generally payable in cash, to employees selected by the administrator, including the Company’s named executive officers, based upon any performance goals that may be established by the administrator. The Executive Incentive Compensation Plan is included as Exhibit 10.13 of the Company’s Form S-1/A filed on September 9, 2021. For additional information regarding the Executive Incentive Compensation Plan, please refer to the section titled “Executive Compensation — Executive Incentive Compensation Plan” of the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 16, 2021.

Change in Control and Severance Agreement

Also in September 2020, the Company entered into a change in control and severance agreement with Dr. Litton, which agreement provides for certain severance and change in control benefits. Dr. Litton’s change in control and severance agreement is filed as Exhibit 10.19 to the Company’s Form S-1/A filed on September 9, 2021. The following paragraphs summarize the terms of Dr. Litton’s change in control and severance agreement.

If Dr. Litton’s employment is terminated outside the period beginning one month prior to the date of a change in control and ending 12 months following that change in control (the Change in Control Period) either (1) by the Company without “cause” (excluding by reason of death or disability) or (2) by Dr. Litton for “good reason” (as such terms are defined in his change in control and severance agreement), Dr. Litton will receive the following benefits if he timely signs and does not revoke a separation agreement and release of claims in the Company’s favor:

•

a lump-sum payment equal to 9 months of his annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction);

•	payment of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), for Dr. Litton and his eligible dependents, if any, for up to 9 months; and

•	vesting acceleration of 25% of the shares subject to Dr. Litton’s 2019 Company option award to the extent outstanding and unvested as of the date of the qualifying termination.

If, during the Change in Control Period, Dr. Litton’s employment is terminated either (1) by the Company without cause (excluding by reason of death or disability) or (2) by Dr. Litton for good reason, Dr. Litton will receive the following benefits if he timely signs and does not revoke a separation agreement and release of claims in the Company’s favor:

•

a lump-sum payment equal to 12 months of his annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction) or if greater, at the level in effect immediately prior to the change in control;

•

a lump-sum payment equal to 100% of his target annual bonus as in effect for the fiscal year in which such termination occurs or if greater, at the level in effect, immediately prior to the change in control;

•	payment of premiums for coverage under COBRA for Dr. Litton and his eligible dependents, if any, for up to 12 months; and

•

100% accelerated vesting and exercisability of all Company equity awards with service-based vesting (but that are not subject to performance-based vesting) that are outstanding and unvested as of the date of the qualifying termination.

In addition, the change in control and severance agreement provides for 100% accelerated vesting and exercisability of Company equity awards granted under the Company’s 2014 Equity Incentive Plan and held by Dr. Litton to the extent such awards are not assumed or substituted for by the successor corporation in a change in control.

If any of the amounts provided for under these change in control and severance agreements or otherwise payable to Dr. Litton would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, Dr. Litton would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to Dr. Litton. The change in control and severance agreements do not require the Company to provide any tax gross-up payments.

The Company has also entered into an indemnification agreement with Dr. Litton in the Company’s standard form previously approved by the Board, which is included as Exhibit 10.1 to the Company’s Form S-1 filed on August 26, 2020.

On June 17, 2021, the Company issued a press release announcing the matters described above, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Athira Pharma, Inc. press release dated June 17, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Athira Pharma, Inc.

Date: June 17, 2021	By:	/s/ Glenna Mileson
Glenna Mileson
Chief Financial Officer

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